
4.6
2.65
5

The Power Of The Commercial Real Estate Is Now Yours.

BROWSE PROPERTIES

All Locations | All Property Types | SEARCH

IT PAYS TO OWN

What, Why and How of Bits Commercial Real Estate Investments


2000 - 2016
Returns based on $5000 investment

Historically Real Estate Wins

Over the longterm Real Estate has outperformed the stock market. Smart investors know that having a percentage of your portfolio in real estate investments can be a contributing factor to […]

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How it Works

After reviewing the buildings offered on this site, BuildingBits investors like you reserve to purchase a share — called a Bit — in a single-property owning company. When enough Bits are […]

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2.65
1.5
5
3.25

Picking the Right Property

We've developed a proprietary property rating system to help you buy property. Think of it as "curb appeal meets sabermetrics" (the stats geeks who've taken over baseball). This is the […]

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> "**90% OF MILLIONAIRES** BECOME SO THROUGH OWNING REAL ESTATE. MORE **MONEY HAS BEEN MADE IN REAL ESTATE** THAN IN ALL INDUSTRIAL INVESTMENTS COMBINED. THE WISE YOUNG WAGE EARNER TODAY **INVESTS THEIR MONEY IN REAL ESTATE.**"
>
> – Andrew Carnegie

THE POWER IS SHIFTING

The Future of Real Estate Investing

UNTIL NOW…

Federal Regulations prohibited smaller investors access to large-scale investment opportunities like Commercial RealEstate. The law only allowed accredited investors ("Elites") to participate and reap the rewards. Yep! It's true. People like us were limited to grow our wealth through vehicles like CDs and feeheavy mutual funds.

As the years passed, this dated legislation fueled the gap between income classes and it was just a matter of time before something had to change. In 2015 new regulations gave birth to a whole new playbook for investing. That's where BuildingBITs comes in.

BUILDINGBITS HAS LEVELED THE PLAYING FIELD

BuildingBits gives the everyday investor the power and potential to share in the same returns big league investors have benefited from for years.

FEATURED PROPERTIES


FEATURED
Funding Goals: $693,175

XFINITY – WILLIAMSPORT PA

Williamsport, PA


FEATURED
Funding Goal: $1,530,000

HOLLYWOOD 12 – PORTLAND OR

Portland, OR


FEATURED
AT&T
Funding Goal: $1,325,000

AT&T – MAPLEWOOD MN

Maplewood

"**90% OF MILLIONAIRES** BECOME SO THROUGH OWNING REAL ESTATE. **MORE MONEY HAS BEEN MADE IN REAL ESTATE** THAN IN ALL INDUSTRIAL INVESTMENTS COMBINED. THE WISE YOUNG WAGE EARNER TODAY **INVESTS THEIR MONEY IN REAL ESTATE.**"

– Andrew Carnegie

LATEST NEWS

Commercial Real Estate Matters



Real Estate's Best Kept Secret

Real Estate's best-kept secret is no secret at all; that long-term ownership provides significant financial rewards. Why call this a secret? Because so few people take advantage of having income from […]



That Building? Yea, I Own That

What could be better than saying "Yea, I own that building" -to the amazement of your friends- as you walk or drive down a street in your city? Then back […]



When Bad Buildings Happen to Good People

When bad buildings happen to good people you can bet the reasons fall into one of the following categories; wrong people, wrong property, wrong paper. Real estate investing requires knowledge […]

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LATEST POSTS

Real Estate's Best Kept Secret

That Building? Yea, I Own That

When Bad Buildings Happen to Good People

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